EXHIBIT 10.29


                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of November 28, 2000 (the "Effective Date"), by and between PREVIO, INC., a California corporation (the "Company"), and TOM DILATUSH (the "Executive"). The Company and the Executive are hereinafter collectively referred to as the "Parties", and individually referred to as a "Party".

                                    RECITALS

         A. The Company desires assurance of the association and services of the Executive in order to retain the Executive's experience, skills, abilities, background and knowledge, and is willing to engage the Executive's services on the terms and conditions set forth in this Agreement.

         B. The Executive desires to be in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

         1. EMPLOYMENT.

                  1.1 TERM. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement, for the term commencing the Effective Date and ending on the one-year anniversary of the Effective Date (the "Term"). Upon the first anniversary date of the Effective Date of this Agreement and on each subsequent anniversary date thereafter, the Term shall automatically be extended by one (1) year unless this Agreement is terminated pursuant to Sections 4 or 5 herein.

                  1.2 TITLE. The Executive shall have the title of Chief Executive Officer of the Company and shall serve in such other capacity or capacities as the Board of Directors of the Company may from time to time prescribe. The Executive shall report to the Company's Board of Directors.

                  1.3 DUTIES. The Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of Chief Executive Officer, consistent with the bylaws of the Company and as required by the Company's Board of Directors, and which can reasonably be accomplished by application of Executive's full business energies.

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                  1.4 POLICIES AND PRACTICES. The employment relationship
between the Parties shall be governed by the reasonable policies and practices established by the Company and its Board of Directors. The Executive will acknowledge in writing that he has read the Company's Employee Handbook, which will govern the terms and conditions of his employment with the Company, along with this Agreement. In the event that the terms of this Agreement differ from or are in conflict with the Company's policies or practices or the Company's Employee Handbook, this Agreement shall control.

                  1.5 LOCATION. Unless the Parties otherwise agree in writing, during the term of this Agreement, the Executive shall perform the services Executive is required to perform pursuant to this Agreement at the Company's offices, located in San Diego, or at any other place at which the Company maintains an office; provided, however, that the Company may from time to time require the Executive to travel temporarily to other locations in connection with the Company's business.

         2. LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

                  2.1 LOYALTY. During the Executive's employment by the Company, the Executive shall devote Executive's full business energies, interest, abilities and productive time to the proper and efficient performance of Executive's duties under this Agreement.

                  2.2 COVENANT NOT TO COMPETE. Except with the prior written consent of the Company's Board of Directors, the Executive will not, during the Term of this Agreement, and any period during which the Executive is receiving compensation or any other consideration from the Company, including severance pay pursuant to Section 4.4.3 herein, engage in competition with the Company or any of its affiliates, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant, or member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products or services which are in the same field of use or which otherwise compete with the products or services or proposed products or services of the Company or any of its affiliates.

                  2.3 AGREEMENT NOT TO PARTICIPATE IN COMPANY'S COMPETITORS. During the Term of this Agreement, the Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates. Ownership by the Executive, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the NASDAQ Stock Market or in the over-the-counter market shall not constitute a breach of this paragraph.

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         3. COMPENSATION OF THE EXECUTIVE.

                  3.1 BASE SALARY. The Company shall pay the Executive a base salary of two hundred twenty-five thousand Dollars ($225,000) per year, less payroll deductions and all required withholdings payable in regular periodic payments in accordance with Company policy. Such Base Salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

                  3.2 BONUS. In addition to the base Salary provided in Section
3.1 above, Executive shall be eligible to receive a quarterly bonus (the "Bonus'), in an amount up to fifty percent (50%) of base salary. In addition, the Executive will be further eligible for a quarterly over-achievement bonus (the "Over-achievement Bonus") awarded at an amount to begin at 10% of base salary. Conditions for earning both the Bonus and the Over-achievement Bonus will be agreed upon in writing by the Board and the Executive for each fiscal quarter. The bonus structure as referred to in this section will become effective for the fiscal quarter beginning January 1, 2001.

                  3.3 STOCK OPTIONS. Upon the Effective Date of this Agreement and subject to approval of the Company's Board of Directors, Executive will be granted a Stock Option under the Company's Equity Incentive Plan to purchase 280,000 shares of the Company's Common Stock (the "Option"). To the extent practical as determined by the Company's Baord of Directors, the Options shall be an Incentive Stock Option as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Option will be governed by and granted pursuant to a separate Stock Option Agreement, which will provide for the ability to exercise such Option for a period up to one (1) year subsequent to the Executive's termination ("Option Tail"). In no case shall the Option Tail serve to extend the term of the Option as specified by the separate Stock Option Agreement. Executive understands that the Option will be treated as an Incentive Stock Option only to the extent permissible under the law and agrees to assume responsibility for and indemnify the Company against all tax liability incurred by the Executive as a result of his exercise of the Options. The exercise price per share of the Option will be equal to the fair market value of the common stock established on the date this Agreement (and Option) is approved by the Board of Directors. The Option will be subject to vesting over four (4) years so long as Executive continues to be employed with the Company, according to the following schedule: 30,000 shares subject to the Option will vest on January 1, 2001 and 5,208 shares subject to the Option will vest at the end of each monthly period thereafter for a period of four (4) years.

                  3.4 CHANGES TO COMPENSATION. The Executive's compensation may be changed from time to time by mutual agreement of the Executive and the Company.

                  3.5 EMPLOYMENT TAXES. All of the Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

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                  3.6 BENEFITS. The Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company's executive or key management employees.

         4. TERMINATION.

                  4.1 TERMINATION BY THE COMPANY. The Executive's employment with the Company may be terminated under the following conditions:

                           4.1.1 DEATH OR DISABILITY. The Executive's employment
with the Company shall terminate effective upon the date of the Executive's death or "Complete Disability" (as defined in Section 4.5.1).

                           4.1.2 FOR CAUSE. The Company may terminate the
Executive's employment under this Agreement for "Cause" (as defined in Section 4.5.3) by delivery of written notice to the Executive specifying the Cause or Causes relied upon for such termination. Any notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in
Section 9 below.

                           4.1.3 WITHOUT CAUSE. The Company may terminate the
Executive's employment under this Agreement at any time and for any reason by delivery of written notice of such termination to the Executive. Any notice of termination given pursuant to this Section 4.1.3 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 9 below.

                  4.2 TERMINATION BY THE EXECUTIVE. The Executive may terminate the Executive's employment with the Company under the following conditions:

                           4.2.1 GOOD REASON. The Executive may terminate the
Executive's employment under this Agreement for "Good Reason" (as defined below in Section 4.5.2) by delivery of written notice to the Company specifying the "Good Reason" relied upon by the Executive for such termination, provided that such notice is delivered within six (6) months following the occurrence of any event or events constituting Good Reason and that Executive has given the Company a minimum of thirty (30) days written notice and an opportunity to cure the event which constitutes "Good Reason."

                           4.2.2 WITHOUT GOOD REASON. The Executive may
terminate the Executive's employment hereunder for other than "Good Reason" upon sixty (60) days written notice to the Company.

                  4.3 TERMINATION BY MUTUAL AGREEMENT OF THE PARTIES. The Executive's employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such agreement.

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                  4.4 COMPENSATION UPON TERMINATION.

                           4.4.1 DEATH OR COMPLETE DISABILITY. If the
Executive's employment shall be terminated by death or Complete Disability as provided in Section 4.5.1, the Company shall pay the Executive's accrued Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination to Executive and/or Executive's heirs, and the Company shall thereafter have no further obligations to the Executive and/or Executive's heirs under this Agreement.

                           4.4.2 CAUSE OR WITHOUT GOOD REASON. If the
Executive's employment shall be terminated by the Company for Cause or if the Executive terminates employment hereunder without Good Reason, the Company shall pay the Executive's accrued base salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of the notice of termination to Executive, and the Company shall thereafter have no further obligations to the Executive under this Agreement.

                           4.4.3 WITHOUT CAUSE OR GOOD REASON. If the Company
terminates the Executive's employment without Cause or the Executive resigns with Good Reason, the Executive shall be entitled to the Executive's base salary and accrued and unused vacation earned through the date of termination, subject to standard deductions and withholdings. In addition, upon the Executive's furnishing to the Company an executed waiver and release of claims (the form of which is attached hereto as Exhibit A), the Executive shall be entitled to seventy-five percent (75%) of the equivalent of the Executive's highest annual base salary under this Agreement or as subsequently agreed, to be paid ratably, no less frequently than monthly, over a period of twelve (12) months after the date of termination.

                           4.4.4 COVENANT NOT TO COMPETE. Notwithstanding any
provisions in this Agreement to the contrary, including any provisions contained in this Section 4.4, the Company's obligations, and the Executive's rights, pursuant to Section 4.4.3 shall cease and be rendered a nullity immediately should the Executive violate the provision of Section 2.2 herein, or should the Executive violate the terms and conditions of the Executive's Proprietary Information and Inventions Agreement.

                           4.4.5 TERMINATION OF OBLIGATIONS. In the event of the
termination of the Executive's employment hereunder and pursuant to this Section 4, the Company shall have no obligation to pay Executive any Base Salary, bonus or other compensation or benefits, except as provided in this Section 4 or for benefits due to the Executive (and/or the Executive's dependents under the terms of the Company's benefit plans). The Company may offset any amounts Executive owes it or its subsidiaries against any amount it owes Executive pursuant to this Section 4.4.

                  4.5 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

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                           4.5.1 COMPLETE DISABILITY. "Complete Disability"
shall mean the inability of the Executive to perform the Executive's duties under this Agreement because the Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Executive becomes disabled, the term "Complete Disability" shall mean the inability of the Executive to perform the Executive's duties under this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated the Executive from satisfactorily performing all of the Executive'S usual services for the Company for a period of at least one hundred twenty (120) days during any twelve (12) month period (whether or not consecutive). Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.

                           4.5.2 GOOD REASON. "Good Reason" for the Executive to
terminate the Executive's employment hereunder shall mean the occurrence of any of the following events without the Executive's consent:

                           (i) a substantial diminution in the nature, status or
prestige of the Executive's responsibilities, title or reporting level as they exist on the Effective Date of this Agreement;

                           (ii) the relocation of the Company's executive
offices or principal business location to a point that increases Executive's commute by more than thirty (30) miles;

                           (iii) a reduction by the Company of the Executive's
base Salary as initially set forth herein or as the same may be increased from time to time;

                           (iv) any action by the Company (including the
elimination of benefit plans
without providing substitutes thereof or the reduction of the Executive's benefits thereunder) that would substantially diminish the aggregate value of the Executive's fringe benefits as they exist at such time; or

                           (v) a failure by the Company to obtain from any
successor company, before the succession takes place, an agreement to assume and perform all of the terms and conditions of this Agreement.

                           4.5.3 FOR CAUSE. "Cause" for the Company to terminate
Executive's employment hereunder shall mean the occurrence of any of the following events:

                           (i) has committed an act of extreme negligence that
materially injures the business of the Company;

                           (ii) has refused or failed to follow lawful and
reasonable directions of the Board;

                           (iii) has been convicted of a felony involving moral
turpitude that is likely to inflict or has inflicted material injury on the business of the Company;

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                           (iv) the Executive's engaging or in any manner
participating in any activity which is directly competitive with or intentionally injurious to the Company or any of its affiliates or which violates any material provisions of Section 7 hereof; or

                           (v) the Executive's commission of any fraud against
the Company, its affiliates, employees, agents or customers.

                  4.6 SURVIVAL OF CERTAIN Sections. Sections 2.2, 4.4.3, 4.4.4, 5, 6, 7, 10, 18, 19, 20 and 21 of this Agreement will survive the termination of this Agreement.

         5. CHANGE OF CONTROL.

                  5.1 In the event that Executive's employment as CEO with the Company or resultant entity is terminated without Cause or for Good Reason within two (2) months prior to or thirteen (13) months following a Change of Control (as defined below) of the Company, then upon the Executive's delivery to the Company of an effective Release and Waiver in the form attached hereto as Exhibit A, the Executive shall be entitled to accelerated vesting of fifty percent (50%) of the remaining unvested shares subject to the Option, such that fifty percent (50%) of the remaining unvested shares subject to the Option will be vested and fully exercisable as of the date of Executive' termination as CEO. In the event the Company's common stock is priced at equal to or greater than fifteen dollars ($15) per share (or as appropriately and proportionately adjusted in the event of stock-splits or reverse stock-splits, collectively referred to as "Stock-Splits") on the effective date of the Change of Control, or the structure of the Change in Control transaction results in a valuation of the Company's common stock at a price equal to or greater than fifteen dollars ($15) per share (or as adjusted for Stock-Splits), the Executive shall be entitled to accelerated vesting of one hundred percent (100%) of the unvested shares subject to the Option. Change in Control means: (i) a sale or other disposition of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such consolidation or merger own less than fifty percent (50%) of the surviving entity's voting power immediately after the transaction; (iii) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which the stockholders of the Company immediately prior to such reverse merger own less than fifty percent (50%) of the Company's voting power immediately after the transaction; (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the voting power entitled to vote in the election of Directors; or (v) in the event that the individuals who, as of the date of adoption of the Plan, are members of the Company's Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board. If the election, or nomination for election by the Company's stockholders, of any new Director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered to be a member of the Incumbent Board in the future.

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                  5.2 In the event that any payment received or to be received by the Executive pursuant to this Agreement ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 5.2, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, subject to the provisions of Section 5.3 hereof, such Payment shall be reduced to the largest amount which the Executive, in Executive's discretion, determines would result in no portion of the Payment being subject to the Excise Tax. The determination by the Executive of any required reduction pursuant to this Section 5.2 shall be conclusive and binding upon the Company. The Company shall reduce a Payment in accordance with this Section 5.2 only upon written notice by the Executive indicating the amount of such reduction, if any. If the Internal Revenue Service (the "IRS") determines that a Payment is subject to the Excise Tax, then Section 5.3 hereof shall apply, and the enforcement of Section
5.3 shall be the exclusive remedy to the Company for a failure by the Executive to reduce the Payment so that no portion thereof is subject to the Excise Tax.

                  5.3 If, notwithstanding any reduction described in Section 5.2 hereof (or in the absence of any such reduction), the IRS determines that the Executive is liable for the Excise Tax as a result of the receipt of a Payment, then the Executive shall be obligated to pay back to the Company, within thirty
(30) days after final IRS determination, an amount of the Payment equal to the "Repayment Amount". The Repayment Amount with respect to a Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Executive's net proceeds with respect to any Payment (after taking into account the payment of the Excise Tax imposed on such Payment) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to a Payment shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on such Payment. If the Excise Tax is not eliminated pursuant to this Section 5.3, the Executive shall pay the Excise Tax.

         6. SUCCESSORS.

                  Provided that Executive remains employed by the Company until a Change in Control occurs, the Company agrees to require any successor company ("Successor Company") to assume the obligations in Section 5.1 of this Agreement. Such assumption shall be by an express agreement, signed by both the successor and Executive, and shall be satisfactory to Executive. To facilitate obtaining the assumption from a potential successor, the Company agrees to contribute up to one-half of any liability that the Successor Company may incur to Executive pursuant to Section 5.1 of this Agreement. Company's failure to obtain such an express assumption shall be a breach of this Agreement and shall entitle Executive to the same benefits and compensation as Executive would be entitled to if Executive had terminated Executive's employment for Good Reason before the occurrence of the change in Control.

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         7. CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.

                  7.1 The Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit B.

                  7.2 The Executive recognizes that Executive's employment with the Company will involve contact with information of substantial value to the Company, which is not old and generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, techniques, designs, drawings, processes, inventions know how, strategies, marketing, and/or advertising plans or arrangements, developments, equipment, prototypes, sales, supplier, service provider, vendor, distributor and customer information, and business and financial information relating to the business, products, services, practices and techniques of the Company, (hereinafter referred to as "Confidential and Proprietary Information"). The Executive will at all times regard and preserve as confidential such Confidential and Proprietary Information obtained by the Executive from whatever source and will not, either during Executive's employment with the Company or for a period of ten years thereafter, publish or disclose any part of such Confidential and Proprietary Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company.

                  7.3 While employed by the Company and for one (1) year thereafter, the Executive agrees that in order to protect the Company's Confidential and Proprietary Information from unauthorized use, that the Executive will not, either directly or through others, solicit or attempt to solicit any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or the business of any customer, supplier, service provider, vendor or distributor of the Company which, at the time of termination or one
(1) year immediately prior thereto, was doing business with the Company or listed on Company's customer, supplier, service provider, vendor or distributor list.

         8. ASSIGNMENT AND BINDING EFFECT.

                  This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by the Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

         9. NOTICES.

                  All notices or demands of any kind required or permitted to be given by the Company or the Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for), faxed during normal business hours or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

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                  If to the Company:

                           PREVIO, INC.
                           12636 HIGH BLUFF DRIVE
                           SAN DIEGO, CA  92130

                           ATTENTION CHIEF FINANCIAL OFFICER

                           AND

                           PREVIO, INC.

                           12636 HIGH BLUFF DRIVE

                           SAN DIEGO, CA 92130

                           ATTENTION CHAIRMAN OF THE BOARD

                  If to the Executive:

                           TOM DILATUSH
                           17902 MARK LEE DRIVE
                           JAMUL, CA  91935

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

         10. CHOICE OF LAW.

                  This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

         11. INTEGRATION.

                  This Agreement contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Executive's employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties.

         12. AMENDMENT.

                  This Agreement cannot be amended or modified except by a written agreement signed by the Executive and the Company.

         13. WAIVER.

                  No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

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         14. SEVERABILITY.

                  The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

         15. INTERPRETATION; CONSTRUCTION.

                  The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but the Executive has been encouraged, and has consulted with, Executive's own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         16. REPRESENTATIONS AND WARRANTIES.

                  The Executive represents and warrants that Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that Executive's execution and performance of this Agreement will not violate or breach any other agreements between the Executive and any other person or entity.

         17. COUNTERPARTS.

                  This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

         18. ARBITRATION.

                  To ensure rapid and economical resolution of any disputes which may arise under this Agreement, the Executive and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in San Diego under the then existing employment-related AAA arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the Parties insofar as possible.

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I HAVE READ SECTION 18 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED
ABOVE.
______ (EXECUTIVE'S INITIALS)

         19. INJUNCTIVE RELIEF.

                  The Executive is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value, so that the loss of such service or violation by the Executive of this Agreement, including, but not limited to, the Proprietary Information and Inventions Agreement, could not reasonably or adequately be compensated in damages in an action at law. Therefore, notwithstanding Section 18 herein, in addition to any other remedies or sanctions provided by law, whether criminal or civil, and without limiting the right of the Company and successors or assigns to pursue all other legal and equitable rights available to them, the Company shall have the right during the Executive's employment hereunder (or thereafter with respect to obligations continuing after the termination of this Agreement) to compel specific performance hereof by the Executive or to obtain temporary and permanent injunctive relief against violations hereof by the Executive, including, but not limited to violations of the Proprietary Information and Inventions Agreement, and, in furtherance thereof, to apply to any court with jurisdiction over the Parties to enforce the provisions hereof.

         20. TRADE SECRETS OF OTHERS.

                  It is the understanding of both the Company and the Executive that the Executive shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including the Executive's former employers, nor shall the Company and/or its affiliates seek to elicit from the Executive any such information. Consistent with the foregoing, the Executive shall not provide to the Company and/or its affiliates, and the Company and/or its affiliates shall not request, any documents or copies of documents containing such information.

         21. ADVERTISING WAIVER.

                  The Executive agrees to permit the Company and/or its affiliates, and persons or other organizations authorized by the Company and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products and/or services of the Company and/or its affiliates, or the machinery and equipment used in the provision thereof, in which the Executive's name and/or pictures of the Executive taken in the course of the Executive's provision of services to the Company and/or its affiliates, appear. The Executive hereby waives and releases any claim or right the Executive may otherwise have arising out of such use, publication or distribution.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PREVIO, INC.
By:
     ------------------------------------------------
Its:
       ----------------------------------------------

Dated:
        ---------------------------------------------


EXECUTIVE:

/S/ Tom Dilatush
-----------------------------------------------------
TOM DILATUSH


Dated:
        ---------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

1.       Employment............................................................1
2.       Loyal And Conscientious Performance; Noncompetition...................2
3.       Compensation Of The Executive.........................................3
4.       Termination...........................................................4
5.       Change Of Control.....................................................7
6.       Successors............................................................8
7.       Confidential And Proprietary Information; Nonsolicitation.............9
8.       Assignment And Binding Effect.........................................9
9.       Notices...............................................................9
10.      Choice Of Law........................................................10
11.      Integration..........................................................10
12.      Amendment............................................................10
13.      Waiver...............................................................10
14.      Severability.........................................................10
15.      Interpretation; Construction.........................................11
16.      Representations And Warranties.......................................11
17.      Counterparts.........................................................11
18.      Arbitration..........................................................11
19.      Injunctive Relief....................................................12
20.      Trade Secrets Of Others..............................................12
21.      Advertising Waiver...................................................12

                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                                  PREVIO, INC.

                                       AND

                                  TOM DILATUSH

                                    EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

         In consideration of the payments and other benefits set forth in Section __ of the Employment Agreement dated ___________, to which this form is attached, I, TOM DILATUSH, hereby furnish PREVIO, INC. (the "Company"), with the following release and waiver ("Release and Waiver").

         I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns, affiliates, parent, subsidiaries, and benefit plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, or any form of compensation except for severance pay as enumerated in the Employment Agreement between Company and Executive dated November xx, 2000.

         I also acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

         I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

Date: __________________                    By: /S/ Tom Dilatush
                                                --------------------------------
                                                    TOM DILATUSH

                                    EXHIBIT B

                                  PREVIO, INC.

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

         In consideration of my employment or continued employment by PREVIO, INC. (the "Company"), and the compensation now and hereafter paid to me, I, TOM DILATUSH, hereby agree as follows:

         1.       NONDISCLOSURE

         1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

         1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

         1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

         2.       ASSIGNMENT OF INVENTIONS.

         2.1 PROPRIETARY RIGHTS. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

         2.2 PRIOR INVENTIONS. Inventions, if any, patented or not patented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B-2 (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B-2 but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B-2 for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sub licensees`) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

         2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4 and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "Company Inventions".

         2.4 NONASSIGNABLE INVENTIONS. This Agreement does not apply to an Invention that qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit B-1 (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

         2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

         2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

         2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire", pursuant to United States Copyright Act (17 U.S.C., Section 101).

         2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

         3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

         4. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an executive of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

         5. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

         6. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         7. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the Party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

         8. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

         9.       GENERAL PROVISIONS.

         9.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

         9.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         9.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         9.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         9.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company'S right to terminate my employment at any time, with or without Cause, subject to all provisions in any approved Employment Agreement.

         9.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         9.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the Party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         This Agreement shall be effective as of the first day of my Employment Agreement with the Company, namely: _______________, 20__.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B-1 TO THIS AGREEMENT.

Dated:  _____________________________________


------------------------------------------------------
(SIGNATURE)

------------------------------------------------------
(EXECUTIVE'S PRINTED NAME)


ACCEPTED AND AGREED TO:

PREVIO, INC.

          --------------------------------------------

          --------------------------------------------

By:
   ---------------------------------------------------

Title:
      ------------------------------------------------

Dated:
        ----------------------------------------------

                                   EXHIBIT B-1

                         LIMITED EXCLUSION NOTIFICATION


         THIS IS TO NOTIFY THE EXECUTIVE in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between the Executive and the Company does not require the Executive to assign or offer to assign to the Company any invention that the Executive developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

         1. RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE COMPANY'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE COMPANY;

         2.       RESULT FROM ANY WORK PERFORMED BY THE EXECUTIVE FOR THE
                  COMPANY.

         To the extent a provision in the foregoing Agreement purports to require the Executive to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

         This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

         I ACKNOWLEDGE RECEIPT of a copy of this notification.


                                           TOM DILATUSH

                                           Date:
                                                --------------------------------

WITNESSED BY:


----------------------------------------
(PRINTED NAME OF REPRESENTATIVE)

                                   EXHIBIT B-2

TO:     PREVIO, INC.

FROM:   TOM DILATUSH

DATE:   ________________, 2000

SUBJECT:  PREVIOUS INVENTIONS

         1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by PREVIO, INC. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

      [ ]      No inventions or improvements.

      [ ]      See below:

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------


      [ ]      Additional sheets attached.

         2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

         INVENTION OR IMPROVEMENT   PARTY(IES)       RELATIONSHIP

1. ______________________________   _______________  ___________________________

2. ______________________________   _______________  ___________________________

3. ______________________________   _______________  ___________________________

      [ ]      Additional sheets attached.